UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2020

MACKINAC FINANCIAL CORPORATION

(previous filings under the name NORTH COUNTRY FINANCIAL CORPORATION)

(Exact name of registrant as specified in its charter)

MICHIGAN	0-20167	38-2062816

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 SOUTH CEDAR STREET, MANISTIQUE, MICHIGAN	49854

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (888) 343-8147

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MFNC	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

Mackinac Financial Corporation (“the Company”) held its 2020 Annual Meeting of Shareholders on May 27, 2020. The shareholders (i) elected three members of the Company’s Board of Directors to serve until the Annual Meeting in the year 2023; (ii) approved, in a non-binding vote, the Company’s compensation of its named executive officers; and (iii) ratified the appointment of Plante & Moran, PLLC as the Company’s independent auditors for the year ending December 31, 2020. There were 10,533,589 outstanding shares eligible to vote as of April 15, 2020, the record date for the Annual Meeting.

The voting results on the three matters were as follows:

Election of Directors

	For	Withheld	Broker Non-votes
Dennis B. Bittner	6,004,270	741,841	2,106,058
Joseph D. Garea	4,474,870	2,271,241	2,106,058
Kelly W. George	6,536,107	210,004	2,106,058

Advisory (Non-Binding) Vote on Executive Compensation

For	Against	Abstain	Broker Non-votes
6,570,986	158,152	16,973	2,106,058

Ratification of Appointment of Independent Auditors

For	Against	Abstain	Broker Non-votes
8,788,989	58,066	5,114	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACKINAC FINANCIAL CORPORATION

Date: May 27, 2020
	By:	/s/ Jesse A. Deering
Jesse A. Deering
EVP/CFO

3